UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2010

RIVERVIEW BANCORP, INC.
(Exact name of registrant as specified in its charter)

Washington	000-22957	91-1838969
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

900 Washington Street, Suite 900, Vancouver, Washington	98660
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (360) 693-6650

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)[

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Definitive Material Agreement

On July 29, 2010, Riverview Bancorp, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Wunderlich Securities, Inc. as representative of the underwriters named therein (the “Underwriters”) providing for the offer and sale in a firm commitment offering of 10,041,841 shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), sold by the Company at a price of $1.80 per share ($1.674 per share, net of underwriting discounts).  Pursuant to the Underwriting Agreement, the Company has granted the Underwriters a 30-day option to purchase up to an additional 1,506,276 shares of the Company’s Common Stock to cover over-allotments, if any.

In the Underwriting Agreement, the Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), or to contribute to payments the Underwriters may be required to make because of any of those liabilities.

The Underwriting Agreement is filed as Exhibit 1.1 hereto and is incorporated herein by reference.  The description of the Underwriting Agreement is a summary and is qualified in its entirety by the terms of the Underwriting Agreement.

Item 7.01     Regulation FD Disclosure.

On July 29, 2010, the Company issued a press release announcing that the Company had priced its public offering of 10,041,841 shares and that the Company also granted the Underwriters a 30-day option to purchase up to an additional 1,506,276 shares to cover related over-allotments, if any. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

In accordance with General Instruction B.2. of Form 8-K, the information in Item 7.01 and the press release shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information and exhibit be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01     Financial Statements and Exhibits

(d)     Exhibits

1.1	Underwriting Agreement dated July 29, 2010, by and between Riverview Bancorp, Inc. and Wunderlich Securities, Inc

99.1	Press release dated July 29, 2010 announcing the pricing of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 29, 2010	RIVERVIEW BANCORP, INC.

/s/Kevin J. Lycklama
Kevin J. Lycklama
Chief Financial Officer
(Principal Financial Officer)